UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

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☐	Soliciting Material Pursuant to § 240.14a-12

TIB FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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599 9th Street North, Suite 101
Naples, Florida 34102-5624

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on August 23, 2012

To Our Shareholders:

We cordially invite you to attend the 2012 Annual Meeting of Shareholders of TIB Financial Corp., which we are holding on Thursday, August 23, 2012, at 10:30 a.m. at the General Morgan Inn, located at 111 North Main Street, Greeneville, Tennessee 37743 for the following purposes:

(1)	To elect three nominees to serve as directors with terms continuing until the Annual Meeting of Shareholders in 2014;

(2)
To ratify the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012; and

(3)	To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement of the meeting.

Shareholders of record at the close of business on June 27, 2012 are entitled to notice and to vote at the Annual Meeting and any and all adjournments or postponements of the meeting.

It is important that your shares be represented at the meeting, regardless of the number of shares you may hold. Even though you may plan to attend the meeting in person, please vote by telephone or internet, or complete and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

/s/ R. Eugene Taylor
R. Eugene Taylor
Chairman and Chief Executive Officer
Naples, Florida
August 2, 2012

TIB FINANCIAL CORP.
599 9th Street North, Suite 101
Naples, Florida 34102-5624

PROXY STATEMENT

MEETING INFORMATION

Annual Meeting of Shareholders To Be Held on August 23, 2012

This Proxy Statement and the accompanying proxy card are being furnished to shareholders of TIB Financial Corp. (the “Company”) on or about August 2, 2012, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, August 23, 2012, at 10:30 a.m. Eastern Daylight Time at the General Morgan Inn, located at 111 North Main Street, Greeneville, Tennessee 37743, and at any adjournment or postponement. All expenses incurred in connection with this solicitation will be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone or other personal communication means.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on August 23, 2012

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2011 are also available on the Internet at www.proxyvote.com.

Purposes of the Annual Meeting

The principal purposes of the meeting are:

•	to elect three nominees to serve as directors with terms continuing until the Annual Meeting of Shareholders in 2014;

•
to ratify the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

VOTING PROCEDURES
How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•
Voting by Telephone. You can vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Wednesday, August 22, 2012, at 11:59 p.m. Eastern Daylight Time. If you vote by telephone, you need not return your proxy card.

•
Voting by Internet. You can vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Wednesday, August 22, 2012, at 11:59 p.m. Eastern Daylight Time. If you vote over the Internet, you need not return your proxy card.

•
Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Wednesday, August 22, 2012.

•
Voting in Person. You can vote in person at the annual meeting if you are the record owner of the shares to be voted. You can also vote in person at the annual meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner.

Record Date and Voting Rights

The Board of Directors has fixed the close of business on June 27, 2012 as the record date for the determination of share-holders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements of the Annual Meeting. As of the close of business on June 27, 2012, the Company had outstanding 12,349,935 shares of its common stock, par value $.10 per share (the “Common Stock”), the holders of which, or their proxies, are entitled to one vote per share. Unless otherwise stated in this Proxy Statement, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum.

How You Can Vote Shares Held by a Broker, Bank or Other Nominee

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

For shares held in “street name” through a broker, bank or other nominee, the broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if shareholders do not give their broker, bank or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Brokers are no longer permitted to vote in the election of directors if the broker has not received instructions from the beneficial owner. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares.

How Your Proxy Will Be Voted

If you vote by proxy, the proxy holders will vote your shares in the manner you indicate. You may specify whether your shares should be voted:

•	for or against all, some or none of the nominees for director; and

•	for or against the ratification of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for our fiscal year 2012.

If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying “Notice of Annual Meeting of Shareholders,” and in such manner as the proxy holders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How You Can Revoke Your Proxy and Change Your Vote

Any proxy given pursuant to this solicitation may be revoked by the person giving it before it is voted by:

•	attending the annual meeting and voting in person;

•	timely delivering a written revocation to our Secretary;

•	timely submitting another signed proxy card bearing a later date; or

•	timely voting by telephone or over the Internet as described above.

Your most current proxy card or telephone or Internet proxy is the one that will be counted.

Vote Required

Directors will be elected by a plurality of the votes cast. Plurality means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors chosen at the meeting per each class. Thus, the three nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes. Abstentions and broker non-votes will have no effect on the election of the director nominees.

The remaining proposal will be approved if the votes cast for approval exceed the votes cast against approval. Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

Capital Bank Financial Corp. (“CBF”) beneficially owns Common Stock entitling them to approximately 94% of the votes entitled to be cast by all shareholders of the Company and has indicated that it will vote in favor of all of the proposals.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of August 2, 2012 regarding shares of Common Stock owned of record or known by the Company to be owned beneficially by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, (iv) all those known by the Company to beneficially own more than 5% of the Common Stock, and (v) all directors and executive officers as a group. The persons listed below have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent that such power may be shared with a spouse or as otherwise set forth in the footnotes. The mailing address of Mr. Boaz and Mr. Gutman and each of the named executive officers is in care of the Company’s address, which is 599 9th Street North, Suite 101, Naples, FL 34102-5624599 9th Street North, Suite 101, Naples, FL 34102-5624. The mailing address of the remaining directors is in care of Capital Bank Financial Corp.’s address, which is 121 Alhambra Plaza, Suite 1601, Coral Gables, FL 33134.

The percentages shown below have been calculated based on 12,349,935 total shares of Common Stock outstanding as of August 2, 2012.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (1)	Number of Shares Acquirable within 60 Days (2)	Percent of Class

5% Shareholders
Capital Bank Financial Corp.	11,666,667	–	94.47%

Directors and Director Nominees
Bradley A. Boaz	142	–	*
Peter N. Foss	–	–	*
Howard B. Gutman (3)	9,530	–	*
William A. Hodges	–	–	*
Christopher G. Marshall (4)	11,666,667	–	94.47%
R. Bruce Singletary (4)	11,666,667	–	94.47%
R. Eugene Taylor (4)	11,666,667	–	94.47%

Named Executive Officers
Christopher G. Marshall (4)	11,666,667	–	94.47%
R. Bruce Singletary (4)	11,666,667	–	94.47%
R. Eugene Taylor (4)	11,666,667	–	94.47%
Michael D. Carrigan (5)	1,200	–	*
Alma R. Shuckhart (6)	3,797	–	*

All directors and executive officers as a group (9 persons) (7)	11,681,336	–	94.59%

  * Less than one percent

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. This column reflects the number of shares of Common Stock that could be purchased by exercise of options to purchase Common Stock on August 2, 2012 or within 60 days thereafter.

(3)
Includes 2,091 shares held jointly with Mr. Gutman’s wife, 22 shares held in an IRA, and 6,950 shares held by Premier Insurance, LLC. He is the sole shareholder of HBG Insurance, Inc., a member of Premier Insurance and is the Managing Member of Premier Insurance. He disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest herein.

(4)
Each of Messrs. Marshall, Singletary and Taylor hereby disclaims beneficial ownership of the securities owned directly or indirectly by CBF, except to the extent of his pecuniary interest therein, if any.

(5)	Includes 1,157 shares held jointly with Mr. Carrigan’s wife, and 43 shares held in an IRA.

(6)	Includes 3,376 shares held jointly with Mrs. Shuckhart’s husband.

(7)	Includes all shares reflected in this table as beneficially owned by each director of the Company, and by Mr. Carrigan and Mrs. Shuckhart, each of whom is a named executive officer of the Company.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

On September 30, 2010, pursuant to an agreement with North American Financial Holdings, Inc. (“NAFH”) (the “Investment Agreement”), the Company issued and sold to NAFH 7,000,000 shares of Common Stock, 70,000 shares of Series B Preferred Stock and a warrant to purchase up to 11,666,667 shares of Common Stock of the Company for aggregate consideration of $175 million (the “Investment”). The warrant was not exercised and expired on March 31, 2012. NAFH’s funds for the Investment came from its working capital. As a result of the Investment and the Company’s rights offering on January 18, 2011, NAFH currently owns approximately 94% of the Company’s common stock. Upon closing of the Investment, R. Eugene Taylor, NAFH’s Chief Executive Officer, Christopher G. Marshall, NAFH’s Chief Financial Officer, and R. Bruce Singletary, NAFH’s Chief Risk Officer, were named as the Company’s CEO, CFO and CRO, respectively, and as members of the Company’s Board of Directors. In addition, the Company’s Board of Directors was reconstituted with a combination of the three aforementioned executive officers, two existing members (Bradley A. Boaz and Howard B. Gutman) and two additional NAFH-designated members (Peter N. Foss and William A. Hodges).

On January 11, 2012, NAFH changed its name to Capital Bank Financial Corp. (“CBF”).

As the Company’s controlling shareholder, CBF has the power to control the election of the Company’s directors, determine our corporate and management policies and determine the outcome of any corporate transaction or other matter submitted to the Company’s shareholders for approval. CBF also has sufficient voting power to amend the Company’s organizational documents. In addition, five of our seven directors, including our Chief Executive Officer, our Chief Financial Officer, and our Chief Risk Officer are affiliated with CBF.

The Board of Directors is divided into two classes, as nearly equal in number as feasible. The term of office of the Class I directors expires at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”), and the term of office of the Class II directors expires at the 2012 Annual Meeting, or in any event at such time as their respective successors are duly elected (or appointed) and qualified or their earlier resignation, death or removal from office.

Director Independence

Because CBF holds approximately 94% of the voting power of the Company, under NASDAQ Listing Rules, the Company qualifies as a “controlled company” and, accordingly, is exempt from the requirement to have a majority of independent directors, as well as certain other governance requirements. However, as required under NASDAQ Listing Rules, the Audit Committee of the Board of Directors is comprised entirely of independent directors. Our Board of Directors has determined that Messrs. Boaz, Foss, Gutman and Hodges meet the definition of “Independent Director” as that term is defined in NASDAQ Listing Rules. In determining director independence, the Board considers all relevant facts and circumstances, and the Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. As members of management, Messrs. Taylor, Marshall and Singletary would not be considered independent under current NASDAQ Listing Rules.

Board of Directors Meetings

The Board of Directors met seven times during 2011. No director attended fewer than 75% of the total number of Board of Directors meetings held during 2011 and the total number of meetings held by committees of the board on which he served.

Policy on Attendance at Annual Meetings of Shareholders. The Company does not have a stated policy, but encourages its directors to attend each Annual Meeting of Shareholders. At last year’s Annual Meeting of Shareholders, held on May 24, 2011, three of the Company’s seven directors were present and in attendance.

Board of Directors Committees

The Board of Directors currently has two standing committees, the Executive Committee and the Audit Committee.

Executive Committee. Subject to applicable law, the Executive Committee has the authority to exercise all powers of the Board of Directors during intervals between meetings of the board. The Executive Committee did not meet during 2011. The members of the Executive Committee for 2012 are R. Eugene Taylor (Chairman), Christopher G. Marshall and R. Bruce Singletary.

Audit Committee. The Audit Committee was established by the Board of Directors to oversee the Company’s accounting and financial reporting process, including the Company’s internal control over financial reporting and audits of the Company’s financial statements. In connection with such oversight responsibilities, the Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent registered public accounting firm. The Audit Committee also has the sole authority and responsibility to select, determine compensation of, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee operates pursuant to a charter that is available on our website at www.capitalbank-us.com or free of charge upon written request to the attention of Christopher G. Marshall, TIB Financial Corp., 599 9th Street North, Suite 101, Naples, FL 34102-5624. During 2011, the Audit Committee met six times.

The members of the Audit Committee for 2012 are Peter N. Foss (Chairman), Bradley A. Boaz and William A. Hodges. The Board of Directors, in its business judgment, has made an affirmative determination that each of Messrs. Foss, Boaz and Hodges are “Independent Directors” as that term is defined by NASDAQ Listing Rules, including the special independence requirements applicable to audit committee members. The Board of Directors also has determined, in its business judgment, that Mr. Boaz is an “audit committee financial expert” as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominations of Directors

The Company does not have a nominating committee or a nominating committee charter. The Board of Directors has decided against establishing a nominating committee because its policy is to have the full Board of Directors perform the functions that might otherwise be performed by such a committee.

In identifying candidates for the Company’s Board of Directors, the directors consider the composition of the board, the operating requirements of the Company and the long-term interests of the Company’s shareholders. In conducting this assessment, the directors consider diversity, age, skills, and such other factors as they deem appropriate given the current needs of the board and the Company to maintain a balance of knowledge, experience and capability. The directors believe that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and having high moral character; however, they retain the right to modify these minimum qualifications from time to time. Although the Company has not adopted a formal policy with regard to the consideration of diversity in identifying candidates for the Board of Directors, the directors do consider diversity in business, industry and professional experience, differences of viewpoint, education, specific skills and perspectives. The directors believe that the consideration of diversity as a factor in selecting members of the Board of Directors will enable the Company to create an assorted Board of Directors that effectively serves the needs of the Company and the interests of its shareholders. With respect to directors who are nominated for re-election, the directors also consider the director’s previous contributions to the Board of Directors.

Shareholder Communications

The Company’s shareholders may communicate directly with the members of the Board of Directors or the individual Chairperson of standing board committees by writing directly to those individuals at TIB Financial Corp., 599 9th Street North, Suite 101, Naples, FL 34102-5624. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Code of Ethics

The Company’s Board of Directors has adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. The Code of Ethics is available at www.capitalbank-us.com or free of charge upon written request to Nancy A. Snow, Capital Bank, 333 Fayetteville Street, Suite 700, Raleigh, NC 27601. If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver as required by applicable law, including by posting such amendment or waiver on our website at www.capitalbank-us.com or by filing a Current Report on Form 8-K.

Board Leadership Structure and Role in Risk Oversight

The Company’s Board of Directors has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. It is the Board’s view that rather than having a rigid policy, the Board, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the offices of Chairman and Chief Executive Officer should be separate. Prior to completion of the Investment on September 30, 2010, the positions of Chairman and Chief Executive Officer were not held by the same individual. Since September 30, 2010, R. Eugene Taylor has served as both the Chairman of the Board and the Chief Executive Officer. While the Company does not have a “lead” independent director, all of the Directors serving on the Audit Committee are independent.

The Board of Directors oversees risk, principally through the Audit Committee, which reports directly to the Board. The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board of Directors. The Audit Committee focuses on, and has oversight responsibility of, risk associated with the Company’s internal control over financial reporting and audits. In particular, the Audit Committee discusses with management, the internal auditors, and the independent registered public accountants the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance.

The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements.

While the Board of Directors oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. The Company believes this division of responsibility is the most effective approach for addressing the risks the Company faces and that its board leadership structure supports this approach. The Company understands that different board leadership structures may be suitable for companies in different situations. The Board of Directors will continue to reexamine the Company’s corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will consider the election of three nominees to serve as Class II directors until the 2014 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office). The following table lists the directors of the Company and the classes in which they serve as of the date of this Proxy Statement:

Class I	Class II
(Term Expiring 2013)	(Term Expiring 2012)

Peter N. Foss	Bradley A. Boaz
Howard B. Gutman	William A. Hodges
Christopher G. Marshall	R. Eugene Taylor
R. Bruce Singletary

There are no family relationships among the Company’s directors, director nominees or executive officers. There are no material proceedings to which any of the Company’s directors, director nominees or executive officers, or any associate of any of the Company’s directors, director nominees or executive officers, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

To the Company’s knowledge, none of its directors, director nominees or executive officers has been convicted in a criminal proceeding during the last ten years (excluding traffic violations or similar misdemeanors) and none of its directors, director nominees or executive officers was a party to any judicial or administrative proceeding during the last ten years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, it is the intention of the proxy holders named in the accompanying proxy card to vote for the election of such other person or persons as the proxy holders determine in their discretion. In no circumstance will the proxy be voted for more than seven nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES.

Set forth below are the names and other information pertaining to the board’s nominees whose terms of office will continue after the Annual Meeting:

Name	Position with Company	Age	Year First Elected Director

R. Eugene Taylor (1)	President, Chief Executive Officer and Chairman of the Board	64	2011

Christopher G. Marshall (1)	Executive Vice President, Chief Financial Officer and Director	53	2011

R. Bruce Singletary (1)	Executive Vice President, Chief Risk Officer and Director	61	2011

Bradley A. Boaz (2)	Director	52	2008

Peter N. Foss (2)	Director	68	2011

Howard B. Gutman	Director	58	2008

William A. Hodges (2)	Director	63	2011

(1)	Member of Executive Committee

(2)	Member of Audit Committee

R. Eugene Taylor. Mr. Taylor has served as Chairman of our Board of Directors and as our Chief Executive Officer since 2010. Mr. Taylor spent 38 years at Bank of America Corp. and its predecessor companies, most recently as the Vice Chairman of the firm and President of Global Corporate & Investment Banking. Mr. Taylor also served on Bank of America’s Risk & Capital and Management Operating Committees. He originally joined Bank of America in 1969 as a credit analyst. He served in branch offices, marketing and management positions across North Carolina and Florida. In 1990, Mr. Taylor was named President of the Florida Bank and, in 1993, President of NationsBank Corp. in Maryland, Virginia and the District of Columbia. In 1998, Mr. Taylor was appointed to lead Consumer and Commercial Banking operations in the legacy Bank of America Western U.S. footprint. He subsequently returned to Charlotte, North Carolina to create a national banking unit and, in 2001, was named President of Bank of America Consumer & Commercial Banking. In 2004, Mr. Taylor assumed responsibility for the organization’s combined commercial banking businesses known as Global Business & Financial Services, before being named Vice Chairman of Bank of America and President of Global Corporate & Investment Banking in 2005. Most recently, Mr. Taylor served as a Senior Advisor at Fortress Investment Group LLC. Mr. Taylor serves as Chairman and Chief Executive Officer of CBF, Capital Bank, N.A., and Capital Bank Corporation and Green Bankshares, Inc., two other bank holding companies in which CBF has a majority interest. Mr. Taylor is a Florida native and received his Bachelor of Science in Finance from Florida State University. Mr. Taylor brings to our Board of Directors valuable and extensive experience from managing and overseeing a broad range of operations during his tenure at Bank of America. His experience in leadership roles and activities in the Southeast qualifies him to serve as the Chairman of our Board of Directors.

Christopher G. Marshall. Mr. Marshall has served as our Chief Financial Officer since 2010. From May to October 2009, Mr. Marshall served as a Senior Advisor to the Chief Executive Officer and Chief Restructuring Officer at GMAC, Inc. From July 2008 through March 2009, he also served as an advisor to The Blackstone Group L.P., providing advice and analysis for potential investments in the banking sector. From 2006 through 2008 Mr. Marshall served as the Chief Financial Officer of Fifth Third Bancorp. Mr. Marshall served as Chief Operations Executive of Bank of America’s Global Consumer and Small Business Bank from 2004 to 2006. Mr. Marshall also served as Bank of America’s Chief Financial Officer of the Consumer Products Group from 2003 to 2004, Chief Operating Officer of Technology and Operations from 2002 to 2003 and Chief Financial Officer of Technology and Operations from 2001 to 2002. Prior to joining Bank of America, Mr. Marshall served as Chief Financial Officer and Chief Operating Officer of Honeywell International Inc. Global Business Services from 1999 to 2001, where he was a key member of the integration team for the merger with AlliedSignal Inc., overseeing the integration of all finance, information technology and corporate and administrative functions. From 1995 to 1999, he served as Chief Financial Officer of AlliedSignal Technical Services Corporation. Prior to that, from 1987 to 1995, Mr. Marshall held several managerial positions at TRW, Inc. Mr. Marshall serves as a director and Chief Financial Officer of CBF, Capital Bank, N.A., and Capital Bank Corporation and Green Bankshares, Inc., two other bank holding companies in which CBF has a majority interest. Mr. Marshall earned a Bachelor of Science degree in Business Administration from the University of Florida and obtained a Master of Business Administration degree from Pepperdine University.

R. Bruce Singletary. Mr. Singletary has served as our Chief Risk Officer since 2010. Mr. Singletary spent 32 years at Bank of America and its predecessor companies with the last 19 years in various credit risk roles. Mr. Singletary originally joined C&S National Bank as a credit analyst in Atlanta, Georgia in 1974. He served in various middle market line and credit functions. In 1991, Mr. Singletary was named Senior Credit Policy Executive of C&S Sovran, which was renamed NationsBank Corp. in January 1992 after its acquisition by North Carolina National Bank, for the geographic areas of Maryland, Virginia and the District of Columbia. Mr. Singletary led the credit function of NationsBank Corp. from 1992 to 1998 alongside Mr. Taylor, who served as President of this region from 1993 to 1998. In 1998, Mr. Singletary relocated to Florida to establish a centralized underwriting function to serve middle market commercial clients in the southeastern region of the United States. In 2000, Mr. Singletary assumed credit responsibility for Bank of America’s middle market leveraged finance portfolio for the eastern half of the United States. In 2004, Mr. Singletary served as Senior Risk Manager for commercial banking for Bank of America’s Florida Bank. Mr. Singletary serves as a director and Chief Risk Officer of CBF, Capital Bank, N.A., and Capital Bank Corporation and Green Bankshares, Inc., two other bank holding companies in which CBF has a majority interest. Mr. Singletary earned a Bachelor of Science degree in Industrial Management from Clemson University and obtained a Master of Business Administration degree from Georgia State University.

Bradley A. Boaz. Mr. Boaz has been an independent director of TIB Financial Corp. and Capital Bank, N.A. since 2008. He has served the Barron Collier Companies (BCC) in various positions since 1990 where he currently serves as Executive Vice President and Chief Financial Officer. His tenure at the BCC has included the responsibilities of Chief Financial Officer along with oversight of the Treasury Services, Taxation, Accounting, Information Technology and Legal Services functions. Mr. Boaz is an active Naples community leader being affiliated with the Greater Naples Chamber of Commerce, Leadership Collier Foundation, Collier County Productivity Committee and Florida Taxwatch. Mr. Boaz attended Leadership Institute 2005 and is a graduate of the Leadership Collier Class of 2002. Additionally, Mr. Boaz served as a board member of the Economic Development Council for Collier County from 2000 to 2005, as former Co-chairman of the Economic Development Council Public Policy Committee and as an Executive Committee Member of the Economic Development Council for Collier County.

Peter N. Foss. Mr. Foss has been a member of our Board of Directors since 2010. Mr. Foss has been President of the General Electric Company’s Olympic Sponsorship and Corporate Accounts since 2003. In addition, Mr. Foss is General Manager for Enterprise Selling, with additional responsibilities for Sales Force Effectiveness and Corporate Sales Programs. He has been with GE for 32 years and, prior to his current position, served for six years as the President of GE Polymerland, a commercial organization representing GE Plastics in the global marketplace. Prior to GE Polymerland, Mr. Foss served in various commercial roles in the company, including introducing LEXAN® film in the 1970s, was the Market Development Manager on the ULTEM® introduction team in 1982. He has also served as the Regional General Manager for four of the GE Plastics regions, including leading the GE Plastics effort in Mexico in the mid-1990s. Mr. Foss serves as a director of CBF, Capital Bank, N.A., and Capital Bank Corporation and Green Bankshares, Inc., two other subsidiary bank holding companies in which CBF has a majority interest. Mr. Foss earned a Bachelor of Science degree in Chemistry from Massachusetts College of Pharmacy, Boston. Mr. Foss’s extensive managerial and sales experience qualifies him to serve on our Board of Directors. His experience assists us in developing plans to expand and energize our sales and marketing activities.

Howard B. Gutman. Mr. Gutman, has been an independent director of TIB Financial Corp. and Capital Bank, N.A. since 2008. He is President of The Lutgert Companies, where he has served in various roles for 34 years. The Lutgert Companies include Premier Properties, Lutgert Insurance, Lutgert Title, and development of both residential and commercial real estate projects. A founding member of The Education Foundation of Collier County, Mr. Gutman serves on the local advisory board of the University of Florida Foundation as well as the advisory board for the Bergstrom Center for Real Estate Studies at the University of Florida. He is a member of the International Council of Shopping Centers, a former Collier County advisory board member of Northern Trust Bank and a current board member of the Collier County Winged Foot Athletic Scholarship Foundation. He is co-founder of the Gulfshore Shootout Basketball Tournament and Scholarship Fund and has been involved with many youth-related programs associated with the YMCA, Optimist Club and Greater Naples Little League. The professional experience of having been involved with obtaining financing with financial institutions for over $1.0 billion of real estate development loans and managing the related commercial and residential real estate projects and investments brings the Board of Directors extensive real estate industry experience from a borrower’s perspective. In addition to his professional experience representative of a large segment of our loan portfolio customer base, he brings experience in project feasibility evaluation and being responsible for strategic direction.

William A. Hodges. Mr. Hodges has been a member of our Board of Directors since 2010. Mr. Hodges has been President and Owner of LKW Properties LLC, a Charlotte-based residential land developer and homebuilder, since 2005. Prior to that, Mr. Hodges worked for over 30 years in various functions at Bank of America and its predecessors. From 2004 to 2005, he served as Chairman of Bank of America’s Capital Commitment Committee. Mr. Hodges served as Managing Director and Head of Debt Capital Markets from 1998 to 2004 and as Managing Director and Head of the Real Estate Finance Group from 1996 to 1998. Prior to Bank of America’s merger with NationsBank Corp., he served as Washington, D.C. Market President and Head of MidAtlantic Commercial Banking for NationsBank Corp. from 1992 to 1996. Mr. Hodges began his career at North Carolina National Bank, where he worked for 20 years in various roles, including Chief Credit Officer of Florida operations and as manager of the Real Estate Banking and Special Assets Groups. Mr. Hodges serves as a director of CBF, Capital Bank, N.A., and Capital Bank Corporation and Green Bankshares, Inc., two other subsidiary bank holding companies in which CBF has a majority interest. Mr. Hodges earned a Bachelor of Arts degree in History from the University of North Carolina at Chapel Hill and a Master of Business Administration degree in finance from Georgia State University. Mr. Hodges’s substantial experience in the banking and real estate sectors qualifies him to serve on our Board of Directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

CBF now controls more than 50% of the Company’s voting power and, as a result, the Company qualifies as a “controlled company” as defined in Rule 5615(c)(1) of The NASDAQ Stock Market, Inc. Marketplace Rules (the “Marketplace Rules”). Therefore, as of January 28, 2011, the Company is exempt from the requirements of Rule 5605(b)(1) of the Marketplace Rules with respect to the Company Board being comprised of a majority of “Independent Directors,” as defined by Rule 5605(a)(2) of the Marketplace Rules, and Rules 5605(d) and 5605(e) of the Marketplace Rules covering the independence of directors serving on the Compensation Committee and the Governance & Nominating Committee of the Company Board, respectively. The Company does not currently have a Compensation Committee, and the Compensation Committee of CBF’s Board of Directors (the “Compensation Committee”) oversees compensation, policies and benefit plans for the Company’s executive officers.

The Compensation Discussion and Analysis, which we refer to herein as the “CD&A,” describes the Company’s executive compensation philosophy, components and policies, including analysis of the compensation earned by the Company’s named executive officers as detailed in the accompanying tables. Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

Named Executive Officers

R. Eugene Taylor, President and Chief Executive Officer; Christopher G. Marshall, Executive Vice President and Chief Financial Officer; and R. Bruce Singletary, Executive Vice President and Chief Risk Officer have not entered into employment agreements with the Company and are therefore at-will employees. None of Messrs. Taylor, Marshall and Singletary receive compensation or are entitled to benefits directly from the Company, and the Company does not maintain any plans, programs or arrangements that provide change in control benefits to any of Mr. Taylor, Mr. Marshall or Mr. Singletary. The compensation of these executives is paid directly by CBF. A portion of the base salaries and incentive compensation paid to these individuals by CBF for their service to the Company was allocated for the purpose of the disclosures herein.

The other named executive officers of the Company participated in certain plans and programs of the Company prior to the Investment, but such plans and programs were simplified following the Investment and were generally not in place in 2011.

The following executives were our named executive officers for 2011:

Name	Position

R. Eugene Taylor	Chairman and Chief Executive Officer

Christopher G. Marshall	Executive Vice President and Chief Financial Officer

R. Bruce Singletary	Executive Vice President and Chief Credit Officer

Michael D. Carrigan	Former Chief Executive Officer and President of TIB Bank, and former Executive Vice President of Capital Bank

Alma R. Shuckhart	Former Executive Vice President and Chief Credit Officer of TIB Bank, and former Executive Vice President of Capital Bank

Compensation Philosophy and Objectives

The Company is committed to maintaining an executive compensation program that will contribute to the achievement of the Company’s business objectives. For 2011, the Company had an executive compensation program that:

•	fulfilled the Company’s business and operating needs, conformed with its general human resource strategies and enhanced shareholder value; and

•	enabled the Company to attract and retain the executive talent essential to the Company’s achievement of its short-term and long-term business objectives while balancing the need to consider weak economic conditions and the Company’s financial performance in compensation decisions.

The Company’s objective is to pay its executives and other employees at rates that enable the Company to maintain a highly competent and productive staff. The Compensation Committee evaluated both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions, and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.

Executive Compensation

In light of the economic challenges facing the Company, the Compensation Committee determined that the compensation of the named executive officers should be provided primarily in the form of base salary and that incentive compensation should be limited.

Base Salary. Base salary is designed to compensate executives based upon their experience, duties and scope of responsibility, and retain employees with a proven track record of performance. Salaries for executive positions are established using the same process as for other positions and job levels within the Company, that is, by systematically evaluating the position and assigning a salary based on comparisons with pay scales for similar positions in reasonably comparable institutions. The Compensation Committee determined not to make any adjustments to 2010 base salaries, which have continued to be the base salaries for the named executive officers in 2011.

Messrs. Taylor, Marshall and Singletary’s base salary was determined in connection with the founding and initial private offering of North American Financial Holdings (the predecessor to CBF) in December 2009, and their base salaries have not changed since that time.

Annual Bonus. As noted above, Messrs. Taylor, Marshall and Singletary receive compensation, including an annual bonus, from CBF. The 2011 annual bonus was determined by the Compensation Committee based on the performance of CBF and of the individual named executive officer during 2011. The Compensation Committee awarded each of Mr. Taylor, Mr. Marshall and Mr. Singletary 100% of their annual target bonus for 2011, which, in each case, was 100% of their individual annual base salary.

The table below summarizes the total compensation paid or earned by each of the named executive officers for the years ended December 31, 2010 and 2011.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary	Bonus (3)	Stock Awards (4)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)		All Other Compensation (6)		Total

R. Eugene Taylor (2) Chairman and Chief Executive Officer	2011 2010	$103,819 162,500	$103,819 162,500	$1,113,626 –	$881,252 –	$	– –	$	– –	$2,202,516 325,000

Christopher G. Marshall (2) Executive Vice President and Chief Financial Officer	2011 2010	$69,958 109,500	$69,958 109,500	$417,611 –	$330,469 –	$	– –	$	– –	$887,996 219,000

R. Bruce Singletary (2) Executive Vice President and Chief Risk Officer	2011 2010	$47,917 75,000	$47,917 75,000	$278,407 –	$220,313 –	$	– –	$	– –	$594,554 150,000

Name and Principal Position (1)	Year	Salary	Bonus (3)		Stock Awards (4)		Option Awards (4)		Non-Equity Incentive Plan Compensation (5)		All Other Compensation (6)	Total

Michael D. Carrigan Former Executive Vice President	2011 2010	$203,393 270,000	$	– –	$	– –	$	– –	$	– 72,496	$73,539 12,012	$276,933 354,508

Alma R. Shuckhart Former Executive Vice President	2011 2010	$179,776 217,000	$	– –	$	– –	$	– –	$	– 70,829	$60,355 13,586	$240,132 301,415

(1)
During 2010, Mr. Carrigan served as Chief Executive Officer and President of TIB Bank, and Ms. Shuckhart served as Executive Vice President and Chief Credit Officer of TIB Bank. Effective as of the closing of the Investment, Mr. Carrigan and Mrs. Shuckhart each were appointed an Executive Vice President of Capital Bank.

(2)
None of the compensation paid to Messrs. Taylor, Marshall and Singletary is paid by the Company. The base salary, annual bonus, stock awards and option awards are paid by CBF. The portion disclosed in the Summary Compensation Table reflect the portion of compensation that is allocable to their services to the Company.

(3)	Amounts include discretionary payments made to named executive officers under the Annual Incentive Plan.

(4)
Amounts listed in the “Stock Awards” column and the “Option Awards” reflect the full grant date fair value of the award received. For a further discussion of these awards, see Note 17 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2011.

(5)	The amounts for Mr. Carrigan and Mrs. Shuckhart in 2010 represent activity related to the provisions of the salary continuation agreements discussed below.

(6)
The Company provides the named executive officers with certain group life, health, medical and other noncash benefits generally available to all salaried employees that are not included in this column pursuant to SEC rules. The amounts shown in this column for 2011 consist of (i) matching contributions by the Company under TIB Bank’s Employee Stock Ownership Plan with 401(k) provisions; (ii) officer supplemental life and disability insurance; and (iii) severance paid upon termination of employment.

All Other Compensation

The following table sets forth each component of the “All Other Compensation” column of the Summary Compensation Table for 2011.

Name	Matching Contributions to Stock Ownership Plan	Officer Life and Disability Insurance	Severance upon Termination of Employment	Total

R. Eugene Taylor	$–	$–	$–	$–

Christopher G. Marshall	–	–	–	–

R. Bruce Singletary	–	–	–	–

Michael D. Carrigan	4,677	1,362	67,500	73,539

Alma R. Shuckhart	3,696	2,409	54,250	60,355

Annual Incentive Compensation. Annual incentive compensation awards provide named executive officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, division, department or function and, when established, individual performance goals. The Compensation Committee designs the annual incentive component of our compensation program to align named executive officers’ pay with our annual (short-term) performance.

The Board of Directors suspended cash incentive compensation awards for 2010, and therefore no awards were provided in 2010. The Board also suspended cash incentive compensation awards for 2011 due to deteriorating economic conditions and the difficulty such economic conditions would present in determining performance metrics and goals.

Employment Agreements. The Company entered into employment agreements with Mr. Carrigan and Mrs. Shuckhart. In connection with the Investment by CBF, these employment agreements were terminated on September 30, 2010, after which each officer became an at-will employee eligible to receive separation benefits under any severance plan or policy applicable to similarly situated senior executives of the Bank.

Equity Awards under the Equity Incentive Plan. Equity compensation is intended to enhance the long-term proprietary interest in the Company on the part of the employee and others who can contribute to the Company’s overall success, and to increase the value of the Company to its shareholders. Under the 2004 Equity Incentive Plan (the “Equity Incentive Plan”), the Board of Directors has the authority to grant stock options and restricted stock to any employee or director of the Company. Equity award levels are generally determined based on market data and vary among participants based on their positions within the Company. From time to time, the Board of Directors may grant an additional award to one or more employees based on special circumstances.

The Board of Directors does not set any performance levels (threshold, target, maximum or otherwise) for equity awards, and all equity awards under the Equity Incentive Plan are made completely at the discretion of the Board of Directors. No equity awards were granted to named executive officers in 2011.

Options Exercises and Stock Vested. None of the Company’s named executive officers exercised any stock options during the year ended December 31, 2011. Any unvested shares from restricted stock awards were 100% vested with the closing of the Investment on September 30, 2010.

Outstanding Equity Awards at Fiscal Year End. All outstanding stock option awards were subject to service-based vesting and are for stock options exercisable into shares of the Company’s Common Stock. All share prices and option exercise prices discussed throughout this document have been adjusted for the effects of the Company’s 1 for 100 reverse stock split effective after the close of business on December 15, 2010.

Messrs. Taylor, Marshall and Singletary have not been granted stock options or restricted stock awards for the Company’s common stock. Stock options granted to Mr. Carrigan and Mrs. Shuckhart were 100% vested but were not exercised within 90 days after termination of employment and therefore were forfeited.

Stock Ownership and Retention Guidelines. While the Company believes that its employees and executive officers should hold stock in the Company to better align their interests with those of our shareholders, the Company does not currently have any stock ownership or retention guidelines for its executive officers or employees.

Other Compensation Programs and Practices

Retirement Plans and Other Benefit Plans

We offer a variety of health and welfare programs to all eligible employees. The named executive officers generally are eligible for the same benefit programs on the same basis as other employees. The health and welfare programs are intended to protect employees against catastrophic health care expenses and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. We provide full time employees, regularly scheduled to work 30 or more hours per week, long-term disability and basic life insurance at no cost to the employee.

401(k) Plan. We offer a qualified employee stock ownership plan with 401(k) provisions. All employees, including named executive officers, are generally eligible for this plan.

Salary Continuation Agreements. The Company maintained Salary Continuation Plans for the benefit of a select group of management and highly compensated employees. These agreements were designed to provide supplemental retirement income benefits to participants. Upon termination of employment on or after normal retirement at age 65, the participant was entitled to receive a monthly retirement income benefit of up to 43% of the highest annual base salary in the three years immediately preceding retirement and had vesting terms of 10% per year (excluding Mrs. Shuckhart who was 100% vested during 2010). In connection with the Investment by CBF, these plans were terminated, and on November 5, 2010, the amounts accrued under these plans through September 30, 2010 were paid out to the participants.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company’s overall compensation package, and are offered only after consideration of business need. The Company provides executive officers with perquisites and other personal benefits that the Company believes to be reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.

Personal benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Personal benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

Potential Payments upon Termination or Change in Control

As of December 31, 2011, none of the named executive officers had arrangements or agreements for termination or change in control. As previously noted, Mr. Taylor’s employment agreement with CBF provides for severance upon a termination of employment with CBF (with such severance payment to be made by CBF, and certain outstanding CBF equity awards held by Messrs. Taylor, Marshall and Singletary vest on a change in control.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 for all equity compensation plans of the Company (including individual arrangements) under which the Company is authorized to issue equity securities.

Equity Compensation Plans

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column) (1)

Equity compensation plans approved by security holders	2	(2)	$541.61	242	(3)

Equity compensation plans not approved by security holders (4)	N/A		N/A	N/A

Total	2		$541.61	242

(1)	Refers to shares of Common Stock, (shares in thousands).

(2)	Consists of options issued under the 1994 Incentive Stock Option Plan and the 2004 Plan.

(3)	Consists of shares available for issuance under the 2004 Plan, (shares in thousands).

(4)
Consists of options issued in exchange for options to purchase common stock of The Bank of Venice pursuant to the relevant terms of the merger agreement between TIB Financial Corp. and The Bank of Venice.

DIRECTOR COMPENSATION

Director Fees. Directors who are also employees of the Company receive no compensation in their capacities as directors. However, outside directors receive an annual retainer fee of $30,000 as long as they attend at least 75% of the meetings of the Board. No additional fees are paid for attendance at Board of Directors meetings or Board committee meetings.

Equity Compensation. The Company did not grant any option awards to its nonemployee directors during 2011. As of December 31, 2011, all options to purchase common stock held by the Company’s nonemployee directors were fully vested.

Other. Each of our current and former directors is also covered by director and officer liability insurance, and each of our current directors is entitled to reimbursement for reasonable out-of-pocket expenses in connection with meeting attendance.

The following table provides information related to the compensation of the Company’s nonemployee directors for the year ended December 31, 2011.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Bradley A. Boaz	$30,200	$–	$–	$–	$–	$–	$30,200
Peter N. Foss	9,300	–	–	–	–	–	9,300
Howard B. Gutman	27,650	–	–	–	–	–	27,650
William A. Hodges	7,500	–	–	–	–	–	7,500
Christopher G. Marshall	–	–	–	–	–	–	–
R. Bruce Singletary	–	–	–	–	–	–	–
R. Eugene Taylor	–	–	–	–	–	–	–

AUDIT COMMITTEE REPORT

In accordance with its written Charter (which is available on the Company’s corporate website located at: www.capitalbank-us.com), the Audit Committee supervises the quality and integrity of the accounting, auditing and financial reporting practices of the Company on behalf of the Board. Management has the primary responsibility for preparing the consolidated financial statements and managing the reporting process, including the system of internal controls. As required by the Audit Committee Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as stated in the rules of NASDAQ. In fulfilling its oversight responsibilities, the Audit Committee discussed and reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements of the Company.

The Audit Committee discussed and reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

In discharging its responsibility for the audit process, the Audit Committee obtained from the independent accountants a letter describing all relationships between the accounting firm and the Company that might bear on the accounting firm’s independence required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the audit committee concerning independence. The Audit Committee also discussed with the accounting firm any relationships that might impact their objectivity and independence and satisfied itself as to the accounting firm’s independence, and considered the compatibility of non-audit services with the accounting firm’s independence.

Based upon the reports, reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the SEC. The Audit Committee also selected PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ended December 31, 2012 and recommended that the selection be presented to the Company’s shareholders for ratification.

This report is submitted by the members of the Audit Committee:

Peter N. Foss (Chairman)
Bradley A. Boaz
William A. Hodges

Certain Transactions

Certain of the directors and executive officers of the Company, members of their immediate families and entities with which they are involved are customers of and borrowers from the Company. As of December 31, 2011, total loans outstanding to directors and executive officers of the Company, and their associates as a group, equaled approximately $125,000. All outstanding loans and commitments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and principal shareholders of the Company, and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company. The Company generally considers credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to other comparable borrowers. The Company presumes extensions of credit that comply with Federal Reserve Regulation O to be consistent with director independence. In other words, the Company does not consider normal, arm’s-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by Capital Bank with persons not related to the Company. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as nonaccrual, past due, restructured, or potential problems). The Board of Directors must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.

From time to time, certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure, following review and approval by the Audit Committee (in accordance with NASDAQ Listing Rules) to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to the Company that could be obtained from an unrelated person. Therefore, the Board of Directors has adopted the Policy and Procedures with Respect to Related Person Transactions, which is implemented through the Audit Committee of the Board of Directors and is designed to regularly monitor the appropriateness of any significant transactions with related persons (as such term is defined by SEC rules). The policy applies to any transaction required to be disclosed under Item 404(a) of Regulation S-K in which:

•	the Company or the Bank is a participant;

•	any related person (as defined in Item 404(a) of Regulation S-K) has a direct or indirect interest; and

•	the amount involved exceeds $120,000.

The policy requires notification to the Company’s Audit Committee, prior the consummation of any related person transaction, describing the related person’s interest in the transaction, the material facts of the transaction, the benefits to the Company of the transaction, the availability of other sources of comparable products or services, and an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or employees generally. The Audit Committee then evaluates the proposed transaction and determines whether it is a related person transaction. The Audit Committee considers all of the relevant facts and circumstances available to it including (if applicable) but not limited to:

•	the benefits to the Company;

•
the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

No member of the Audit Committee is permitted to participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith. If the transaction has already been consummated, the Audit Committee will undergo the same analysis as it does with a proposed transaction, and if it determines that the consummated transaction is a related person transaction, it will evaluate whether the consummated related person transaction should be ratified, amended, terminated or rescinded and whether any disciplinary action is appropriate.

On September 30, 2010, CBF purchased 7,000,000 shares of the Company’s common stock, 70,000 shares of Series B Preferred Stock and a warrant to purchase up to 11,666,667 shares of common stock for aggregate consideration of $175,000,000. The warrant was not exercised and expired on March 31, 2012. As a result of the Investment and the Company’s rights offering on January 18, 2011, CBF currently owns approximately 94% of the Company’s common stock. As the Company’s controlling shareholder, CBF has the power to control the election of the Company’s directors, determine our corporate and management policies and determine the outcome of any corporate transaction or other matter submitted to the Company’s shareholders for approval. CBF also has sufficient voting power to amend the Company’s organizational documents. In addition, five of our seven directors, our Chief Executive Officer, our Chief Financial Officer, and our Chief Risk Officer are affiliated with CBF.

During 2011 and 2010, we paid $525,440 and $549,994, respectively, for insurance products from Lutgert Insurance, a subsidiary of The Lutgert Companies, in which Howard B. Gutman, a director of the Company, is President and a shareholder.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain of the Company’s officers and its directors to file reports of ownership and changes in ownership with the SEC. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of reports that were filed with the SEC, all filing requirements under Section 16(a) were complied with during 2011.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Audit Committee and Board of Directors each deem it advisable to obtain shareholder ratification of this appointment. If the shareholders do not ratify the appointment of PWC as the Company’s independent registered certified public accounting firm, the Audit Committee will evaluate the matter and consider what action, if any, to take as a result. PWC has acted as the independent registered certified public accounting firm since April 2011. A representative of PWC is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and afforded an opportunity to make a statement.

Dismissal of Crowe Horwath, LLP

Effective April 19, 2011, the Company dismissed Crowe Horwath, LLP (“Crowe”) as the Company’s independent registered public accounting firm. The decision to change independent registered public accounting firms was recommended and approved by the Audit and Risk Committee of the Board of Directors.

During the fiscal years ended December 31, 2010 and December 31, 2009 and during the period from January 1, 2011 through April 19, 2011, the Company had (i) no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Crowe’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such year and interim periods and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

Crowe’s report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2010 and December 31, 2009 does not contain any adverse opinion or disclaimer of opinion, nor is it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2010 and December 31, 2009 and during the period from January 1, 2011 through April 19, 2011, neither the Company nor anyone on its behalf has consulted with PWC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report was provided to the Company or oral advice was provided that PWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-X, or any reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Crowe with a copy of the disclosures and requested that Crowe furnish the Company with a letter addressed to the SEC stating whether or not Crowe agrees with the above statements. A copy of such letter, dated April 20, 2011, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on April 20, 2011.

No representatives of Crowe are expected to be present at the Annual Meeting.

Audit Firm Fee Summary

For the years ended December 31, 2011 and 2010, the Company retained PricewaterhouseCoopers LLP and Crowe Horwath, LLP, respectively, to provide services in the categories and amounts presented below. The following table sets forth the aggregate fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for fiscal year 2011, and fees billed by Crowe Horwath, LLP for fiscal year 2010.

	Fiscal 2011	Fiscal 2010

Audit fees	$216,667	$225,000
Audit-related fees	67,500	37,169
Tax fees	–	38,025
All other fees	–	–
Total fees	$284,167	$300,194

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements and internal controls over financial reporting for fiscal years 2011 and 2010, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during fiscal years 2011 and 2010, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation, review of registration statements and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice. Tax compliance services consist of assistance with federal and state income tax returns.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The Audit Committee has considered the compatibility of the nonaudit services performed by and fees paid to PWC in fiscal 2011, and determined that such services and fees were compatible with its independence. During 2011, PWC did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Nonaudit Services. The Audit Committee charter contains the Company’s policy regarding the approval of audit and nonaudit services provided by the independent registered public accounting firm. According to that policy, the Audit Committee must pre-approve all services, including all audit and nonaudit services to be performed by the independent registered public accounting firm. The Audit Committee approved all audit and nonaudit services described above in accordance with this policy. In determining whether to approve a particular audit or permitted nonaudit service, the Audit Committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to the Company and whether the service might be expected to enhance the Company’s ability to manage or control risk or improve audit quality.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Any proposals which shareholders intend to present for a vote at the Company’s 2013 Annual Meeting of Shareholders, and which such shareholders desire to have included in the Company’s proxy materials relating to that meeting, must be received by the Company on or before April 4, 2013, which is 120 calendar days prior to the anniversary of the date of this Proxy Statement. Proposals received after that date will not be considered for inclusion in such proxy materials.

In addition, if a shareholder intends to present a matter for a vote at the 2013 Annual Meeting of Shareholders, other than by submitting a proposal for inclusion in the Company’s Proxy Statement for that meeting, the shareholder must give timely notice in accordance with the Company’s Bylaws. To be timely, a shareholder’s notice must be delivered to the Company’s Corporate Secretary at its principal office, 599 9th Street North, Suite 101, Naples, FL 34102-5624, not later than the close of business on April 4, 2013, nor earlier than the close of business on March 5, 2013 (the 120th day and 150th day, respectively, prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders); provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the preceding year’s annual meeting of shareholders, notice must be so delivered not later than the close of business on the 120th day prior to such annual meeting. Such notices must be in accordance with the procedures and include the information required by the Company’s Bylaws.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the financial statements and schedules thereto, as filed with the SEC will be furnished upon written request, without charge to any Company shareholder. Such requests should be addressed to Nancy A. Snow, Capital Bank, 333 Fayetteville Street, Raleigh, NC 27601.

Shareholders Sharing the Same Last Name and Address. Only one Annual Report and Proxy Statement may be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to Nancy A. Snow, Capital Bank, 333 Fayetteville Street, Raleigh, NC 27601 (telephone number 919-645-6312). Shareholders sharing an address and currently receiving a single copy may contact Ms. Snow as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Ms. Snow as described above.

MISCELLANEOUS

As of the date hereof, the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters for which the Company did not receive timely written notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

Costs of Soliciting Proxies. We will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain of our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. We have also retained Broadridge Financial Solutions (“Broadridge”) to aid in the search for shareholders and the delivery of proxy materials, maintain the Internet website where we will make our proxy card available for voting in accordance with SEC e-proxy rules, establish and operate an online and telephonic voting platform and process and tabulate all votes. We estimate that the aggregate fees, excluding costs for postage and envelopes, to be paid to Broadridge will be $8,000. In addition, as part of the services provided to us as our transfer agent, Broadridge will assist us in identifying recordholders.

ALL SHAREHOLDERS ARE ENCOURAGED TO SIGN, DATE AND RETURN THEIR PROXY SUBMITTED WITH THIS PROXY STATEMENT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF A SHAREHOLDER ATTENDS THE ANNUAL MEETING, HE OR SHE MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON.

TIB FINANCIAL CORP. – ANNUAL MEETING, AUGUST 23, 2012

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

M48910-Z58665

REVOCABLE PROXY

TIB FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS

AUGUST 23, 2012 – 10:30 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Eugene Taylor and Christopher G. Marshall, and each or any of them, proxies of the undersigned with full power of substitution to vote all of the shares of TIB Financial Corp. that the undersigned may be entitled to vote at TIB Financial Corp.'s Annual Meeting of Shareholders to be held at the General Morgan Inn, located at 111 North Main Street, Greeneville, Tennessee 37743 on August 23, 2012, at 10:30 a.m. Eastern Daylight Time, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by TIB Financial Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TIB Financial Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M48909-Z58665 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIB FINANCIAL CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

	For All	Withhold All	For All Except
1. Election of Directors: To elect three nominees to serve as Class II directors with terms continuing until the Annual Meeting of Shareholders in 2014:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below:

____

Class II Directors:

01) Bradley A. Boaz
02) William A. Hodges
03) R. Eugene Taylor

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED IN ITEM 2.

DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY WITH RESPECT TO CERTAIN MATTERS, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Please be sure to sign and date this Proxy in the box below.

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date